Exhibit 32

Section 1350 Certification

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Southern Community Financial Corporation (the "Issuer") for the quarter ended September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: November 9, 2009	By:	/s/ F. Scott Bauer
F. Scott Bauer
Chairman and Chief Executive Officer
(principal executive officer)

Date: November 9, 2009	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)